Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79271) of NovaMed, Inc. of our report dated February 15, 2005, except for the effects of the restatement of the 2004 financial statements described in Note 2 to the financial statements included in the Company's annual report of Form 10-K for the year ended December 31, 2005 (not separately presented herein), for which the date is April 27, 2006.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
March 15, 2007